SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Digital Music Group, Inc.

(Exact name of registrant specified in its charter)

Delaware	20-3365526
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1545 River Park Drive, Suite 210, Sacramento, California	95815
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this Form relates: 333-128687

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

Information Required in Registration Statement

Item 1. Description of Registrant’s Securities to be Registered

Digital Music Group, Inc. (the “Registrant”) hereby incorporates by reference the description of the common stock, $0.01 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, File No. 333-128687, initially filed with the Securities Exchange Commission on September 29, 2005, as amended (the “Registration Statement”), and in any prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement.

Item 2. Exhibits

The following exhibits are filed as part of this registration statement:

3.1(1)	Amended and Restated Certificate of Incorporation of Registrant, to be effective upon the closing of the Registrant’s initial public offering of shares of its common stock pursuant to the Registration Statement.

3.2(2)	Amended and Restated Bylaws of Registrant, to be effective upon the closing of the Registrant’s initial public offering of shares of its common stock pursuant to the Registration Statement.

4.1(3)	Form of Registrant’s Common Stock Certificate.

10.1(4)	Second Amended and Restated Stockholders Agreement dated September 8, 2005 by and among Digital Musicworks International, Inc. and certain of its shareholders.

(1)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-128687, filed with the Securities Exchange Commission on January 26, 2006.
(2)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-128687, filed with the Securities Exchange Commission on September 29, 2005.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-128687, filed with the Securities Exchange Commission on November 7, 2005.
(4)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, File No. 333-128687, filed with the Securities Exchange Commission on September 29, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: January 26, 2006	By:	/s/ MITCHELL KOULOURIS
Mitchell Koulouris
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Registrant, to be effective upon the closing of the Registrant’s initial public offering of shares of its common stock pursuant to the Registration Statement.

3.2(2)	Amended and Restated Bylaws of Registrant, to be effective upon the closing of the Registrant’s initial public offering of shares of its common stock pursuant to the Registration Statement.

4.1(3)	Form of Registrant’s Common Stock Certificate.

10.1(4)	Second Amended and Restated Stockholders Agreement dated September 8, 2005 by and among Digital Musicworks International, Inc. and certain of its shareholders.

(1)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-128687, filed with the Securities Exchange Commission on January 26, 2006.
(2)	Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, File No. 333-128687, filed with the Securities Exchange Commission on September 29, 2005.
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-128687, filed with the Securities Exchange Commission on November 7, 2005.
(4)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, File No. 333-128687, filed with the Securities Exchange Commission on September 29, 2005.